UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On June 22, 2017, Advanced Drainage Systems, Inc. (the “Company”) and certain of its subsidiaries, as guarantors (collectively, the “Guarantors”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association (“PNC”), as administrative agent (in such capacity, the “Agent”), and various financial institutions party thereto (together with PNC, collectively, the “Lenders”), pursuant to which the Lenders have committed to provide the Company a $550,000,000 revolving credit facility (with an option to increase such revolving credit facility or incur new term loans in an aggregate amount of up to $150,000,000) subject to the terms and conditions in the Credit Agreement. The Credit Agreement amends and restates the Amended and Restated Credit Agreement dated as of June 12, 2013, as amended, among the Company and certain of its subsidiaries, as guarantors, various financial institutions party thereto, and PNC, as administrative agent. PNC Capital Markets LLC, Citizens Bank, N.A. and Fifth Third Bank acted as joint bookrunners and joint lead arrangers, Citizens Bank, N.A. and Fifth Third Bank acted as co-syndication agents, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and BMO Harris Bank N.A. acted as documentation agents. Borrowings under the credit facility will be used for general corporate purposes, including repurchases of stock, repayments of existing indebtedness, repayments of short-term borrowings, working capital requirements, capital expenditures and acquisitions. The interest rates under the credit facility are determined by certain base rates or LIBOR rates, plus an applicable margin. The credit facility has an expiration date of June 22, 2022.

Obligations under the Credit Agreement are secured by capital stock of certain direct and indirect subsidiaries of the Company and the Guarantors and substantially all other tangible and intangible personal property owned by the Company and the Guarantors. Obligations under the Credit Agreement are secured by the collateral on a pari passu basis with obligations under the Shelf Notes (defined below).

The Credit Agreement sets forth certain customary business and financial covenants to which the Company and Guarantors are subject when any amounts under the Credit Agreement are outstanding, including covenants that limit or restrict the ability of the Company and the Guarantors to incur indebtedness, to make capital distributions, and to incur certain liens and encumbrances on any of its respective property.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to other Company indebtedness of a specified amount, the bankruptcy or insolvency of the Company or a Guarantor, monetary judgment defaults of a specified amount, a change of control of the Company, and ERISA defaults resulting in liability under certain circumstances. In the event of a default by the Company, the Agent or the requisite number of Lenders may declare all amounts owed under the Credit Agreement and outstanding letters of credit immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. For defaults related to bankruptcy, insolvency or reorganization proceedings, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

Second Amended and Restated Private Shelf Agreement for Private Placements of Senior Notes

On June 22, 2017, the Company and the Guarantors entered into the Second Amended and Restated Private Shelf Agreement (the “Private Shelf Agreement”) with PGIM, Inc. (“Prudential”) and certain other parties thereto. The Private Shelf Agreement amends and restates the Amended and Restated Private Shelf Agreement dated as of September 24, 2010, as amended, among the Company and certain of its subsidiaries, as guarantors, Prudential, and certain other parties thereto, pursuant to which the Company has previously issued and sold secured senior notes of the Company. Under the terms of the Private Shelf Agreement, the Company may request that Prudential purchase, over the next three years, secured senior notes of the Company so long as the aggregate principal amount of notes outstanding at any time does not exceed $175,000,000 (the “Shelf Notes”). The Shelf Notes shall bear interest at a fixed interest rate and have a maturity date not to exceed ten (10) years from the date of issuance. Prudential and its affiliates are under no obligation to purchase any of the Shelf Notes. The interest rate and terms of payment of any series of Shelf Notes will be determined at the time of purchase. The proceeds of any series of Shelf Notes will be used as specified in the request for purchase with respect to such series, subject to compliance with the requirements in the Private Shelf Agreement, but are anticipated to be used for general corporate purposes, including refinancing of short-term borrowings and/or repayment of outstanding indebtedness under the Credit Agreement, which is described above, as well as financing of capital expenditures and acquisitions.

Obligations under the Private Shelf Agreement are secured by capital stock of certain direct and indirect subsidiaries of the Company and the Guarantors and substantially all other tangible and intangible personal property owned by the Company and the Guarantors. Obligations under the Private Shelf Agreement are secured by the collateral on a pari passu basis with obligations under the Credit Agreement.

The Private Shelf Agreement sets forth certain customary business and financial covenants to which the Company and Guarantors are subject when any Shelf Note is outstanding, including covenants that limit or restrict the ability of the Company and the Guarantors to incur indebtedness, to make capital distributions, and to incur certain liens and encumbrances on any of its respective property.

The Private Shelf Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to other Company indebtedness of a specified amount, the bankruptcy or insolvency of the Company or a Guarantor, monetary judgment defaults of a specified amount, a change of control of the Company, and ERISA defaults resulting in liability under certain circumstances. In the event of a default by the Company, the requisite number of holders of Shelf Notes may declare all amounts owed under the Shelf Notes and Private Shelf Agreement immediately due and payable. For defaults related to bankruptcy, insolvency or reorganization proceedings, all amounts owed under the Shelf Notes and Private Shelf Agreement will become immediately due and payable.

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any Shelf Notes. The Shelf Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing descriptions of the Credit Agreement and the Private Shelf Agreement are only a summary and are qualified in their entirety by reference to the full text of the Credit Agreement and the Private Shelf Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Credit Agreement and the Private Shelf Agreement, on June 22, 2017, the Company also entered into or acknowledged a Second Amended and Restated Security Agreement, a Second Amended and Restated Pledge Agreement, a Second Amended and Restated Intercompany Subordination Agreement (PNC), an Amended and Restated Intercompany Subordination Agreement (Prudential), and a Second Amended and Restated Intercreditor and Collateral Agency Agreement, which are filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement of Senior Notes

On June 28, 2017, the Company issued and sold Shelf Notes in the aggregate principal amount of $75,000,000 pursuant to the Private Shelf Agreement. Such Shelf Notes shall bear interest at a fixed interest rate of 3.53% per annum and have a maturity date of seven (7) years from the date of issuance. The proceeds of such Shelf Notes will be used for repayment of outstanding indebtedness under the Credit Agreement.

The foregoing description of the Shelf Notes is only a summary and is qualified in its entirety by reference to the full text of the form of Shelf Notes, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Credit Agreement and the Private Shelf Agreement is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished as part of this report:

4.1 Form of 3.53% Senior Series C Secured Notes due June 28, 2024.

10.1 Advanced Drainage Systems, Inc. Second Amended and Restated Credit Agreement.

10.2 Advanced Drainage Systems, Inc. Second Amended and Restated Private Shelf Agreement.

10.3 Advanced Drainage Systems, Inc. Second Amended and Restated Security Agreement.

10.4 Advanced Drainage Systems, Inc. Second Amended and Restated Pledge Agreement.

10.5 Advanced Drainage Systems, Inc. Second Amended and Restated Intercompany Subordination Agreement (PNC).

10.6 Advanced Drainage Systems, Inc. Amended and Restated Intercompany Subordination Agreement (Prudential).

10.7 Second Amended and Restated Intercreditor and Collateral Agency Agreement, by and among PNC Bank, National Association and certain noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: June 28, 2017	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO, Secretary & Treasurer